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                            Schedule 16 Calculations



                       Warburg Pincus Strategic Value Fund
                   For the period inception to April 30, 1997

Common Shares

         Aggregate Total Return With Waivers:
                      ((9,980 - 10,000)/10,000) = -0.20%

         Aggregate Total Return Without Waivers:
                      ((9,890 - 10,000)/10,000) = 1.10%

Advisor Shares

         Aggregate Total Return With Waivers:
                      ((9,842 - 10,000)/10,000) = -1.58%

         Aggregate Total Return Without Waivers:
                      N/A